Exhibit 10.1

Sun Microsystems, Inc.

Amendment to Compensation Terms for Jonathan I. Schwartz

Fiscal Year 2007

Approved by the Leadership Development and Compensation Committee on November 2, 2006

The expense of any personal private jet use will be imputed as income to Mr. Schwartz, for which Sun will provide a tax gross-up.